UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 13, 2015

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South, Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 549-0919

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 13, 2015, the management of Echo Therapeutics, Inc. (the “Company”) determined that the Company’s financial statements issued for the quarterly period ended September 30, 2014 could no longer be relied upon as a result of the write-off of deferred financing costs in the third quarter of 2014 that should have been written-off in the fourth quarter of 2014.

In its quarterly report for the period ended September 30, 2014, the Company stated that due to its inability to cause Platinum Montaur (“PM”) to advance funds pursuant to the 2012 Credit Facility (“CF”), since draws were made at PM’s discretion in accordance with the Loan Agreement, the Company elected to terminate the CF it had with PM. Accordingly, on October 28, 2014, the Company notified PM that it was irrevocably canceling and terminating the CF effective as of October 30, 2014. In the third quarter of 2014 the Company fully amortized the remaining $2,823,325 of deferred financing costs related to the CF that the Company had with PM stating that since the Company was not able to borrow against the CF, it was terminating the CF shortly, and therefore expensing all the related deferred financing costs.  While examining the underlying transaction related to the write-off of debt issuance costs, the Company determined that the deferred financing costs should not have been written-off until the date the facility was actually extinguished, which occurred in October 2014, when the Company notified PM in writing of its intent to terminate, or the fourth quarter of 2014.  Below follows the revision necessary to be made to the Company’s financial statements for the third quarter of 2014.

	Three Months Ended				Nine Months Ended
	As Previously Recorded	Adjustment		As Revised	As Previously Recorded	Adjustment		As Revised
Licensing revenue	$19,107	$	−	$19,107	$57,321	$	−	$57,321
Total revenues	19,107		−	19,107	57,321		−	57,321
Operating Expenses:
Research and development	1,200,590		−	1,200,590	4,348,752		−	4,348,752
Selling, general and administrative	1,731,868		−	1,731,868	5,207,103		−	5,207,103
Total operating expenses	2,932,458		−	2,932,458	9,555,855		−	9,555,855

Loss from operations	(2,913,351)		−	(2,913,351)	(9,498,534)		−	(9,498,534)

Other Income (Expense):
Interest income	181		−	181	915		−	915
Interest expense	(3,064,414)		2,823,325	(241,089)	(3,551,482)		2,823,325	(728,157)
Gain on disposals of assets	−		−	−	1,500		−	1,500
Gain (loss) on revaluation of derivative warrant liability	473,000		−	473,000	1,006,000		−	1,006,000
Other income (expense), net	(2,591,233)		2,823,325	232,092	(2,543,067)		2,823,325	280,258

Net loss	$(5,504,584)		$2,823,325	$(2,681,259)	$(12,041,601)		$2,823,325	$(9,218,276)

Net loss per common share, basic and diluted	$(0.43)		$0.22	$(0.21)	$(0.99)		$0.23	$(0.76)

Basic and diluted weighted average common shares outstanding	12,660,182		12,660,182	12,660,182	12,199,476		12,199,476	12,199,476

The charge of $2,823,325 was then properly recorded in the October 2014 reporting period.

The Company’s Chief Financial Officer, Alan W. Schoenbart, was hired on December 29, 2014 and accordingly, Mr. Schoenbart was not a party to the original transaction referred to above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: April 15, 2015	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer